UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

October 16, 2013

Date of Report (Date of earliest event reported)

Annie’s, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35470	20-1266625
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. employer identification number)

1610 Fifth Street

Berkeley, CA 94710

(Address of principal executive offices, including zip code)

(510) 558-7500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Annie’s, Inc. (the “Company”) has appointed Zahir Ibrahim as its Executive Vice President, Chief Financial Officer and Treasurer effective November 13, 2013.

From September 2007 until May 2013, Mr. Ibrahim served in a variety of roles at Molson Coors Brewing Company, including as Vice President Commercial Finance at Molson Coors UK and, most recently, as Corporate Controller and Chief Accounting Officer. Overall, Mr. Ibrahim has over 20 years’ experience in finance and accounting. Prior to joining Molson Coors, from March 2006 until May 2007, Mr. Ibrahim served as Chief Financial Officer of CML Innovative Technologies, a privately held designer, manufacturer and seller of miniature lighting systems and components. From October 2002 until March 2006, Mr. Ibrahim was with Elementis Specialties, a division of a UK listed chemicals company, including serving three years as its Chief Financial Officer. From 1995 to 2002, Mr. Ibrahim served in a variety of roles at Pirelli SpA. Prior to joining Pirelli, Mr. Ibrahim was a Qualified Charted Accountant with KPMG LLP. Mr. Ibrahim holds an MBA from the University of Warwick and a BA from the University of Sheffield. He is 43 years old.

Employment Agreement with Zahir Ibrahim

On October 16, 2013 (the “Effective Date”), the Company entered into an Executive Employment Agreement with Zahir Ibrahim (the “Employment Agreement”). Pursuant to the Employment Agreement, the Company agreed to employ Mr. Ibrahim as of November 4, 2013 (the “Start Date”) and appoint Mr. Zahir as its Executive Vice President, Chief Financial Officer and Treasurer effective November 13, 2013.

Mr. Ibrahim is entitled to receive an annualized base salary of $335,000 (“Base Salary”). Mr. Ibrahim will be eligible to earn an annual bonus with a target of 50% of his Base Salary paid during the applicable fiscal year, based on the achievement of individual and Company performance goals. For fiscal year 2014, Mr. Ibrahim will be eligible to earn a pro-rata bonus. On the Start Date, Mr. Ibrahim will also receive an equity grant, consisting of approximately $50,000 in stock options and $50,000 in performance share units, calculated in accordance with the terms of the Employment Agreement. In addition, on the Start Date, Mr. Ibrahim will receive a new hire equity grant consisting of approximately $250,000 in stock options and $250,000 in restricted stock units, calculated in accordance with the terms of the Employment Agreement. Subject in each case to Mr. Ibrahim’s continued employment, the stock options will vest at a rate of 20% per year on the first five anniversaries of the grant date, the performance share units will vest based on the achievement of performance measures at the end of the three-year performance period, and the restricted stock units will vest at a rate of 50% on each of the second and third anniversaries of the date of grant.

Mr. Ibrahim will be eligible to participate in the benefit plans of the Company provided to other senior executives. In addition, Mr. Ibrahim will be reimbursed for certain expenses incurred by Mr. Ibrahim in the three-year period following the Effective Date and directly related to his relocation to California. Reimbursement for the cost of moving household possessions, vehicles and pets and transaction costs associated with the sale of Mr. Ibrahim’s current primary residence is capped at $85,000, in aggregate.

If Mr. Ibrahim’s employment with the Company is terminated by the Company without Cause (as defined in the Employment Agreement) or by Mr. Ibrahim for Good Reason (as defined in the Employment Agreement), and if Mr. Ibrahim executes and does not revoke a release of all claims against the Company and is in continued compliance with certain restrictive covenants contained in the Employment Agreement, then Mr. Ibrahim is entitled to receive: (1) continuation of his base salary for 12 months following his termination of employment, (2) any unpaid annual bonus for any completed fiscal year as well as a pro-rated annual bonus for the year of termination of employment, each based on the achievement of the performance targets, and (3) reimbursement for applicable premiums for COBRA continuation coverage for a period equal to the shorter of (a) 12 months or (b) until the date on which Mr. Ibrahim becomes eligible to receive comparable coverage from another employer. If such termination occurs within 24 months following a Change in Control (as defined in the Annie’s Omnibus Incentive Plan), the 12-month periods referred to in the preceding sentence shall be increased to 18 months, and the pro-rated bonus shall be calculated based on target. Mr. Ibrahim will also be subject to restrictive covenants while employed and following his termination of employment, including a restriction against soliciting employees, vendors or suppliers of the Company for two years following his termination of employment.

The foregoing summary of the material terms of the Employment Agreement is qualified in its entirety by the Employment Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Transition and Separation Agreement with Kelly J. Kennedy

On October 16, 2013, the Company entered into a Transition and Separation Agreement with Kelly J. Kennedy (the “Transition Agreement”). Pursuant to the Transition Agreement, Ms. Kennedy is resigning as the Company’s Chief Financial Officer and Treasurer effective as of the end of the day on November 12, 2013. Additionally, pursuant to the Transition Agreement, Ms. Kennedy will remain as an employee of the Company through March 31, 2014, or such sooner date as Ms. Kennedy’s employment may be terminated by her for any reason or by the Company for Cause (as defined under the Company’s Omnibus Incentive Plan). Ms. Kennedy intends to take leave from the Company and return on or shortly after January 15, 2014 in the part-time position of Special Projects, Finance. If Ms. Kennedy executes and does not revoke a release of claims against the Company upon entering into the Transition Agreement, and upon her transition to the position of Special Projects, Finance, she will receive in each case a lump sum of $1,000, and, in the case of her transition, the Company will contribute towards or reimburse Ms. Kennedy for COBRA premiums until the termination of her employment. In addition, if Ms. Kennedy executes and does not revoke a release of claims against the Company in connection with the termination of her employment, she will receive a lump sum payment equal to two months of her base salary as in effect on October 16, 2013.

The foregoing summary of the material terms of the Transition Agreement is qualified in its entirety by the Transition Agreement, which is attached as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

The information contained in this Item 7.01 and the accompanying Exhibit 99.1 is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”), or subject to the liabilities of that section. The information contained in this Item 7.01 and the accompanying Exhibit 99.1 shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

On October 21, 2013, Annie’s, Inc. announced via press release the appointment of Zahir Ibrahim as Executive Vice President, Chief Financial Officer and Treasurer, effective November 13, 2013. Additionally, in the same press release, the Company provided additional direction on its guidance for fiscal 2014. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

The information contained in Exhibit 99.1 is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”), or subject to the liabilities of that section. The information contained in Exhibit 99.1 shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

(d) Exhibits.

Exhibit Number	Description

10.1	Executive Employment Agreement dated October 16, 2013 between Annie’s, Inc. and Zahir Ibrahim*

10.2	Transition and Separation Agreement dated October 16, 2013 between Annie’s, Inc. and Kelly J. Kennedy*

99.1	Press Release dated October 21, 2013

*	Indicates a management contract or a compensatory plan or arrangement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Annie’s, Inc.

Date: October 21, 2013	By:	/s/ John M. Foraker
John M. Foraker
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Executive Employment Agreement dated October 16, 2013 between Annie’s, Inc. and Zahir Ibrahim*

10.2	Transition and Separation Agreement dated October 16, 2013 between Annie’s, Inc. and Kelly J. Kennedy*

99.1	Press Release dated October 21, 2013

*	Indicates a management contract or a compensatory plan or arrangement